                                                                   EXHIBIT 10.38

                               SYMMETRICOM, INC.

                            AUDIT COMMITTEE CHARTER

I.   PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's financial information, the system of internal controls and the Company's audit process. The Audit Committee's primary duties and responsibilities shall be:

          . Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

          . Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company;

          . Overseeing that management has established and maintained processes to assure compliance by the Company with Company policy;

          . Reviewing and appraising the audit efforts of the Company's independent accountants and the internal audit function;

          . Providing an open avenue of communication among the independent accountants, financial and senior management, the internal audit function and the Board of Directors.


II.  COMPOSITION

     The Audit Committee shall be comprised of two or more directors as determined by the Board, each of whom shall be an independent director. A third director shall be elected to the Audit Committee by June 14, 2000. All members of the Committee shall have a working familiarity with basic finance and accounting practices and at least one member of the Committee shall have accounting or related financial management expertise.


III. RESPONSIBILITIES AND DUTIES


     The Audit Committee shall have the following specific powers and duties:

     1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants;

     2. Creating an agenda for the ensuing year;

     3. Reviewing the performance of the independent accountants, making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants and overseeing the independence of the accountants.

     4. Conferring with the independent accountants and the internal audit function concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's internal audit charter, annual audit plans and budget; directing the special attention of the audit function to specific matters or areas deemed by the Committee or the audit function to be of special significance; and authorizing the audit function to perform such supplemental reviews or audits as the Committee may deem desirable;

     5. Reviewing with management, the independent accountants and internal audit function significant risks and exposures, audit activities and significant audit findings;

     6. Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

     7. Reviewing the nature and extent of any significant changes in accounting principles or the application therein;

     8.  Reviewing the adequacy of the Company's systems of internal control;

     9. Obtaining from the independent accountants and the internal audit function their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

     10. Providing an independent, direct communication between the Board of Directors, the internal audit function and independent accountants;

     11. Reviewing the programs of the Company designed to ensure compliance with Company policy and monitoring the results of these compliance efforts;

     12. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

     13. Maintaining minutes or other records of meetings and activities of the Audit Committee;

     14. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

     15. Conducting or authorizing investigations into any matters with the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation;

     16. Considering such matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.